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                                  EXHIBIT 99.1

                       INTERSTATE FORGING INDUSTRIES, INC.
          PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 29, 1996
 THIS PROXY/VOTING INSTRUCTIONS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Franklyn Esenberg and James Mitchell, and each of them, as proxies with full power of substitution, and hereby authorizes them to represent and to vote all shares of stock which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Interstate Forging Industries, Inc. ("Interstate") to be held in the 25th Floor Conference Center at the Offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, on October 29, 1996, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the "Special Meeting"), as follows, hereby revoking any proxy/voting instructions previously given:

   1. To approve the Agreement and Plan of Merger, dated as of May 16, 1996, as amended, among Interstate, Citation Corporation
          ("Citation") and Citation Forging Corporation ("Sub"), pursuant to which, among other things: (a) Sub would be merged with and into Interstate (the "Merger"), with Interstate surviving the Merger as a wholly-owned subsidiary of Citation, the separate of existence of Sub ceasing; and (b) each outstanding share of Interstate Common Stock (other than shares for which dissenters' rights are perfected), and each share of Interstate Common Stock underlying an outstanding Interstate stock option, will be converted into the right to receive, without interest thereon: (i) a cash amount payable at the effective time of the Merger from total aggregate closing consideration of $45,409,000, plus $9,952.66 per day from April 15, 1996 to and including the closing date of the Merger, plus the amount of the SAR Difference as described in the Proxy Statement-Prospectus, less Interstate Merger expenses, and (ii) certain additional contingent cash payments should Interstate's average annual net earnings before interest and income and franchise taxes during the three year period ending December 31,
          1998 exceed $10,000,000.
          / / FOR            / / AGAINST          / / ABSTAIN
   2. In their discretion, on such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof;

all as described and set forth in the Notice and Proxy Statement-Prospectus relating to the Special Meeting, receipt of which are hereby acknowledged.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)





                          (CONTINUED FROM REVERSE SIDE)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

If you hold shares of Interstate Common Stock in the Interstate Savings and Retirement Plan (the ESOP/401(k) Plan), this proxy constitutes voting instructions for any shares so held by the undersigned,


                                        Dated:____________________________, 1996


                                        ________________________________________
                                        (Please sign exactly as name appears at
                                        left.)



                                        ________________________________________
                                        (If stock is owned by more than one
                                        person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

             PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                          USING THE ENCLOSED ENVELOPE.